CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements of Policy Management Systems Corporation on Form S-8 (Nos. 33-59553, 33-59555, 33-59575, 333-78207, and 333-67555) of our report dated June 29, 1999 relating to the financial statements and financial statement schedules of the Policy Management Systems Corporation 401(k) Retirement Savings Plan as of December 31, 1998 and 1997, and for the years then ended, which report is included in this Annual Report on Form 11-K.


                           PricewaterhouseCoopers LLP


Atlanta, Georgia
June 29, 1999